Exhibit 23(c)




               CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




As independent chartered accountants, we hereby consent to the incorporation by reference in S-3 Registration Statement File No. 33-65055 of our report dated October 24, 1994 relating to the consolidated financial statements of Attwoods plc for the year ended July 31, 1994 included in the Current Report on Form 8-K dated January 24, 1995, as amended by Form 8-K/A, filed by Browning-Ferris Industries, Inc. and to all references to our firm included in such Registration Statement.


/s/ Binder Hamlyn

Binder Hamlyn

Chartered Accountants
Registered Auditors

London, England
January 9, 1996